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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in this Registration Statement of The L.L. Knickerbocker Co., Inc. on Form S-3 of our report dated March 24, 1996, appearing in the Annual Report on Form 10-KSB of The L.L. Knickerbocker Co., Inc. for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE, LLP
Costa Mesa, California
October 30, 1996